UNITED STATES BANKRUPTCY COURT
                     EASTERN DISTRICT OF PENNSYLVANIA


In re:                               SS
                                     SS
NATIONAL HEALTH & SAFETY             SS                   Case No. 99-18339DWS
CORPORATION,                         SS                        Chapter 11
a Utah corporation,                  SS
                                     SS
     Debtor.                         SS



                                                    FOURTH AMENDED JOINT PLAN OF
                                                           REORGANIZATION
                                                      Dated:  August 21, 2000
                                                     Philadelphia, Pennsylvania




Kevin J. Carey, Esq.               Richard G. Grant
Michael G. Menkowitz, Esq.         Texas Bar No. 08302650
FOX, ROTHSCHILD, O'BRIEN &        LAW OFFICES OF RICHARD G. GRANT
FRANKEL, LLP                       3102 Oak Lawn Ave., Suite 700
2000 Market Street, 10th Floor     Dallas, Texas 75219
Philadelphia, PA 19103-3291        Telephone: 214-777-5081
Telephone: 215-299-2000            Facsimile: 214-777-5082
Facsimile: 215-299-2150

ATTORNEYS FOR DEBTOR                                      Michael P. Massad
                                                     Texas Bar No. 13164000
                                               SHEINFELD, MALEY & KAY, P.C.
                                                   1700 Pacific, Suite 4400
                                                   Dallas, Texas 75201-4618
                                                    Telephone: 214-953-0700
                                                    Facsimile: 214-953-1189

                                                ATTORNEYS FOR CO-PROPONENTS

                TABLE OF CONTENTS            THE PLAN
 ............................
                                             ..... 11.1 ASSUMPTION OF
                                                  CERTAIN
                                                  CONTRACTS AND
                                                  LEASES
 ............................
DEBTOR'S PLAN OF                              11.2 REJECTED IF NOT
REORGANZIATION......................................................
ASSUMED
 ............................
     ..... ARTICLE 1                          11.3 BAR TO
          DEFINITIONS AND                         REJECTION
          INTERPRETATION............................................
DAMAGES
 ............................
          ..... 1.1 DEFINITIONS.....................................  11.4
INSURANCE
           1.2.INTERPRETATION.......................................
POLICIES
 ............................
           1.3.REORGANIZED               ARTICLE 12 RETENTION
               DEBTOR............................................... OF
JURISDICTION
 ............................
           1.4.APPLICATION OF                ..... 12.1 SCOPE OF
               DEFINITIONS AND                    JURISDICTION
 ............................
               RULES OF                       12.2 FAILURE OF THE
               CONSTRUCTION                       BANKRUPTCY
               CONTAINED IN                       COURT TO
               THE BANKRUPTCY                     EXERCISE
               CODE
JURISDICTION
 ............................
          1.5  OTHER TERMS..........................................
ARTICLE 13
      ARTICLE 2                              MISCELLANEOUS
          CLASSIFICATION                     PROVISIONS
 ............................
          OF CLAIMS.................................................   13.1
SETOFF RIGHTS
 ............................
          ..... 2.1 CLAIMS                    13.2 DISCHARGE
 ............................
               CLASSIFIED...........................................  13.3
INJUNCTIONS
 ............................
           2.2.ADMINISTRATIVE                 13.4 RESPONSIBLE
               CLAIMS AND                         PARTY
               PRIORITY TAX                       INJUNCTION
 ............................
               CLAIMS...............................................  13.5
PRE-PETITION
           2.3.CLAIMS............................................... DATE
      ARTICLE 3                                   LAWSUITS/INSURANCE
 ............................
          IDENTIFICATION                      13.6 EXCULPATIONS
 ............................
          OF IMPAIRED                         13.7 DE MINIMIS
          CLASSES OF                              DISTRIBUTIONS
 ............................
          CLAIMS....................................................  13.8
PAYMENT OF
      ARTICLE 4 PROVISIONS                        STATUTORY FEES
 ............................
          FOR TREATMENT                       13.9 POST-EFFECTIVE
          OF CLAIMS UNDER                         DATE FEES AND
          THE PLAN..................................................
EXPENSES OF
          ..... 4.1 TREATMENT OF                  PROFESSIONAL
               CLAIMS...............................................
PERSONS
 ............................
      ARTICLE 5 PROVISIONS                    13.10 BANKRUPTCY
          FOR TREATMENT                           RESTRICTIONS
 ............................
          OF UNCLASSIFIED                     13.11 DISALLOWANCE
          CLAIMS UNDER                            AND
          THE PLAN..................................................
SUBORDINATION
          ..... 5.1 TREATMENT OF                  OF SUBORDINATED
               ADMINISTRATIVE                     CLAIMS AND
               CLAIMS...............................................
PENALTY CLAIMS
 ............................
           5.2.TREATMENT OF                   13.12 BINDING EFFECT
 ............................
               PRIORITY TAX                   13.13 GOVERNING LAW
 ............................
               CLAIMS...............................................  13.14
MODIFICATION OF
      ARTICLE 6 ACCEPTANCE                        PLAN
 ............................
          OR REJECTION OF                     13.15 CREDITOR
          THE PLAN;                               DEFAULTS
 ............................
          EFFECT OF                           13.16 HEADINGS AND
          REJECTION BY                            TABLE OF
          ONE OR MORE                             CONTENTS
 ............................
          CLASSES OF                          13.17 SEVERABILITY
 ............................
          CLAIMS....................................................  13.18
SUBSTANTIAL
          ..... 6.1 CLASSES                       CONSUMMATION/CLOSING
               ENTITLED TO                        THE CASE
 ............................
               VOTE.................................................
           6.2.CLASS
               ACCEPTANCE
               REQUIREMENT..........................................
           6.3.CRAMDOWN.............................................
      ARTICLE 7 MEANS FOR
          IMPLEMENTATION
          OF THE PLAN...............................................
          ..... 7.1 CORPORATE
               RESTRUCTURE..........................................
           7.2.INFUSION OF NEW
               CAPITAL..............................................
           7.3.BOARDS OF
               DIRECTORS............................................
           7.4.OFFICERS.............................................
           7.5.CHARTER AND
               BYLAWS...............................................
           7.6.VESTING OF
               ASSETS...............................................
           7.7.CORPORATE
               AUTHORITY............................................
           7.8.ASSUMPTION OF
               LIABILITIES..........................................
           7.9  SECURITIES LAW
               MATTERS..............................................
           7.10  CLAIMS ON FILE;
               NO ALLOWANCE OF
               UNTIMELY CLAIMS......................................
           7.11  INTEGRATION
               CLAUSE...............................................
      ARTICLE 8 PROVISIONS
          GOVERNING
          DISTRIBUTIONS.............................................
          ..... 8.1 DATE OF
               DISTRIBUTIONS........................................
           8.2.DISBURSING
               AGENT................................................
           8.3.MEANS OF CASH
               PAYMENT..............................................
           8.4.DELIVERY OF
               DISTRIBUTION.........................................
           8.5.TIME BAR TO
               CASH PAYMENTS........................................
      ARTICLE 9 PROCEDURES
          FOR RESOLVING
          AND TREATING
          CONTESTED AND
          DISPUTED CLAIMS
          UNDER THE PLAN............................................
          ..... 9.1 OBJECTION
               DEADLINE.............................................
           9.2.PROSECUTION OF
               OBJECTIONS...........................................
           9.3.NO
               DISTRIBUTIONS
               PENDING
               ALLOWANCE............................................
           9.4  WITHHOLDING OF
               DISTRIBUTIONS
               ON ACCOUNT OF
               CONTESTED
               CLAIMS...............................................
           9.5.DISTRIBUTIONS
               AFTER ALLOWANCE......................................
           9.6.DISTRIBUTIONS
               AFTER
               DISALLOWANCE.........................................
      ARTICLE 10 RIGHTS
          AND OBLIGATIONS
          OF THE
          DISBURSING
          AGENT.....................................................
          ..... 10.1  EXCULPATION...................................
           10.2 POWERS OF THE
               DISBURSING
               AGENT................................................
           10.3 DUTIES OF THE
               DISBURSING
               AGENT................................................
      ARTICLE 11
          PROVISIONS
          GOVERNING
          EXECUTORY
          CONTRACTS AND
          UNEXPIRED
          LEASES UNDER

8/28/00 10:00 AM
FOURTH AMENDED JOINT PLAN OF REORGANIZATION                             Page 2

       DEBTOR'S PLAN OF                      (i)
        REORGANZIATION                  "Bankruptcy Court"
                                        shall mean the
     The Debtor, as                     Bankruptcy Court
Debtor-in-possession in                 unit of the United
the above-referenced                    States District
Chapter 11 Case, proposes               Court for the
the following Plan of                   Eastern District of
Reorganization for the                  Pennsylvania or such
Debtor under chapter 11                 other court having
of the Bankruptcy Code.                 jurisdiction over
                                        the Chapter 11 Case.
            ARTICLE
        DEFINITIONS AND                      (j)
        INTERPRETATION                  "Bankruptcy Rules"
                                        shall mean the
     .    DEFINITIONS                   Federal Rules of
                                        Bankruptcy
     The capitalized                    Procedure, as
terms used herein shall                 prescribed by the
have the respective                     United States
meanings set forth below:               Supreme Court
                                        pursuant to section
          (a)                           2075 of title 28 of
     "Administrative                    the United States
     Claim" shall mean a                Code.
     Claim entitled to
     priority under                          (k)  "Bar Date"
     sections 503(b) and                shall mean the final
     507(a)(1) of the                   date for the filing
     Bankruptcy Code in                 of proofs of Claims
     the Chapter 11 Case                set by the
     of the Debtor,                     Bankruptcy Court as
     including, without                 August 31, 1999, or
     limitation, Fee                    such other date as
     Claims, Cure                       may apply to a
     Payments, any actual               particular Claim
     and necessary                      pursuant to a duly
     expenses of                        entered order of the
     preserving the                     Bankruptcy Court.
     Debtor's estate, any
     fees or charges
     assessed against the
     Debtor's estate
     under section 1930,
     chapter 123 of title
     28 of the United
     States Code and such
     other Claims as
     ordered by the
     Bankruptcy Court.

          (b)
     "Affiliate" shall
     have the meaning
     assigned to such
     term in section
     101(2) of the
     Bankruptcy Code.

          (c)  "Allowed,"
     when used with
     respect to any
     Claim, except for a
     Claim that is an
     Administrative
     Claim, shall mean
     (1) such Claim to
     the extent it is not
     a Contested Claim;
     (2) such Claim to
     the extent it may be
     set forth pursuant
     to any stipulation
     or agreement that
     has been approved by
     Final Order; or (3)
     a Contested Claim,
     proof of which was
     filed timely with
     the Bankruptcy Court
     and (A) as to which
     no objection was
     filed by the
     Objection Deadline,
     unless such Claim is
     to be determined in
     a forum other than
     the Bankruptcy
     Court, in which case
     such Claim shall not
     become Allowed until
     determined by Final
     Order of such other
     forum and Allowed by
     Final Order of the
     Bankruptcy Court; or
     (B) as to which an
     objection was filed
     by the Objection
     Deadline, to the
     extent Allowed by
     Final Order.

          (d)  "Allowed
     Administrative
     Claim" shall mean an
     Administrative Claim
     that has become
     "Allowed" pursuant
     to the procedures
     set forth in Article
     5 of the Plan.

          (e)  "Assumed
     Contracts" shall
     mean any Executory
     Contract which the
     Debtor has
     designated for
     assumption by a
     written pleading
     filed prior to the
     Confirmation Hearing
     or presented at the
     Confirmation
     Hearing.

          (f)  "Ballot"
     shall mean the
     Ballot to be used by
     creditors to cast
     their votes to
     accept or reject the
     Plan.

          (g)  "Balloting
     Agent" shall mean
     the Debtor.

          (h)
     "Bankruptcy Code"
     shall mean the
     Bankruptcy Reform
     Act of 1978, as
     amended, and
     codified at title 11
     of the United States
     Code.

(l)       "Business Day"                which a proof of
shall mean any day on                   Claim has been filed
which commercial banks                  with the Bankruptcy
are open for business in                Court, to the extent
Philadelphia,                           the proof of Claim
Pennsylvania.                           amount exceeds the
                                        scheduled amount;
          (m)  "Cash"                   (3) that is not
     shall mean legal                   listed in the
     tender of the United               Debtor's Schedules,
     States of America or               but as to which a
     Cash Equivalents,                  proof of Claim has
     except in Section                  been filed with the
     4.1(b)(iii)(5)                     Bankruptcy Court; or
     herein, where it                   (4) as to which an
     shall solely mean                  objection has been
     legal tender of the                filed.
     United States of                   Notwithstanding the
     America.                           foregoing, after the
                                        Objection Deadline,
          (n)  "Cash                    only Claims to which
     Equivalents" shall                 an Objection has
     mean short-term                    been filed shall be
     liquid investments                 deemed Contested
     that are readily                   Claims.
     convertible to known
     amounts of legal                        (x)  "Contested
     tender of the United               Claims Escrow" shall
     States of America                  mean the escrow for
     and which present an               the segregation,
     insignificant risk                 safekeeping and
     of changes in value.               ultimate disposition
                                        of the Withheld
          (o)  "Chapter                 Distribution Amount
     11 Case" shall mean                on account of
     the case commenced                 Contested Claims.
     under chapter 11 of
     the Bankruptcy Code                     (y)
     by the Debtor on the               "Contracts" shall
     Petition Date.                     mean all executory
                                        contracts and
          (p)  "Claim"                  unexpired leases as
     shall mean (1) any                 such terms are used
     right to payment                   within Bankruptcy
     from the Debtor,                   Code section 365 to
     whether or not such                which the Debtor was
     right is reduced to                a party as of the
     judgment,                          Petition Date.
     liquidated,
     unliquidated, fixed,                    (z)
     contingent, matured,               "Committee" shall
     unmatured, disputed,               mean any Official
     undisputed, legal,                 Committee of
     equitable, secured                 Unsecured Creditors
     or unsecured; (2)                  appointed in the
     any right to an                    Chapter 11 Case.
     equitable remedy for
     breach of                               (aa) "Common
     performance if such                Stock" or "Common
     breach gives rise to               Shares" shall mean
     a right of payment                 common equity
     from the Debtor,                   interests in the
     whether or not such                Debtor and
     right to an                        Reorganized Debtor
     equitable remedy is                defined as "Common
     reduced to judgment,               Stock" or "Common
     fixed, contingent,                 Shares" in the
     matured, unmatured,                Articles of
     disputed,                          Incorporation of the
     undisputed, secured                Debtor.
     or unsecured; or (3)
     any right under                         (bb) "Common
     section 502(h) of                  Options" shall mean
     the Bankruptcy Code.               any outstanding
                                        rights to purchase
          (q)  "Class A                 Common Shares
     Warrants" shall mean               created by the Stock
     equity securities of               Option agreements
     the Reorganized                    with R. Dennis
     Debtor which shall                 Bowers, Patrica S.
     have the respective                Bathurst and Roger
     rights and                         H. Folts dated June
     obligations set                    6, 1995, April 30,
     forth to Class A                   1996, and February
     Warrants in Section                20, 1998.
     7.1 hereof.
                                             (cc) "Common
          (r)  "Class B                 Warrant" shall mean
     Warrants" shall mean               any outstanding
     equity securities of               rights to purchase
     the Reorganized                    Common Shares
     Debtor which shall                 created by the
     have the respective                following Warrant
     rights and                         Certificates:
     obligations set
     forth to Class B
     Warrants in Section                      CERT. NO.
     7.1 hereof.

          (s)
     "Collateral" shall
     mean any property of
     the Debtor subject
     to a valid,
     enforceable and non-
     avoidable Lien to
     secure the payment
     of a Claim.

          (t)
     "Confirmation Date"
     shall mean the date
     on which the Clerk
     of the Bankruptcy
     Court enters the
     Confirmation Order.

          (u)
     "Confirmation
     Hearing" shall mean
     the hearing held by
     the Bankruptcy Court
     pursuant to
     Bankruptcy Code
     section 1128.

          (v)
     "Confirmation Order"
     shall mean the order
     of the Bankruptcy
     Court confirming the
     Plan.

          (w)
     "Contested," when
     used with respect to
     a Claim, shall mean
     a Claim against any
     of the Debtor (1)
     that is listed in
     the Debtor's
     Schedules as
     disputed, contingent
     or unliquidated; (2)
     that is listed in
     the De